UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2024

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

To mitigate risk from hurricanes, tornados, severe thunderstorms and other catastrophes, each year our two insurance subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc. (“Homeowners Choice”) and TypTap Insurance Company (“TypTap”), implement a comprehensive reinsurance program whereby Homeowners Choice and TypTap pay premiums to other entities that agree to indemnify Homeowners Choice and TypTap against costs associated with policyholder claims caused by certain catastrophic events.

Homeowners Choice and TypTap secured their reinsurance program for the year June 1, 2024 through May 31, 2025 by entering into contracts with multiple private reinsurance companies and with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund.

The private reinsurance companies include Arch Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Endurance Specialty Insurance Ltd., Everest Reinsurance Company, Hannover Ruck SE, Markel Bermuda Limited, National Liability & Fire Insurance Company, Transatlantic Reinsurance Company, various Lloyd’s syndicates, and our own Bermuda-based reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd (“Claddaugh”). All of our private reinsurers are AM Best rated ‘A-’ (Excellent) or better or have fully collateralized their obligations to us.

The reinsurance contracts provide various coverages, limits, and retentions. The private reinsurance contracts cover, in general, hurricanes, tropical storms, tornados, hailstorms, wildfires and other large events. The Florida Hurricane Catastrophe Fund agreement covers only storms designated as hurricanes by the National Hurricane Center.

Management assessed the reinsurance needs for each insurance subsidiary by region and peril for the 2024-2025 treaty year. HCI has secured two reinsurance towers for its two insurance subsidiaries. Reinsurance Tower 1 covers all Homeowners Choice policies issued in Florida. Reinsurance Tower 2 is shared between TypTap and Homeowners Choice and covers all TypTap policies (whether issued in Florida or outside of Florida) and Homeowners Choice policies issued outside of Florida. Claddaugh, our Class 3A Bermuda reinsurer, selectively participates on Reinsurance Tower 2 only. Reinsurance Towers 1 and 2 are fully placed and satisfy HCI’s reinsurance needs for the 2024-2025 treaty year.

Condo Owners Reciprocal Exchange (“CORE”), an HCI-sponsored reciprocal insurer, secured separate reinsurance coverage and details of that reinsurance program are not included in the following. Claddaugh has a modest participation on CORE’s reinsurance program and we include details related to this relationship below.

Tower 1 - Covering All Homeowners Choice Florida Policies

Reinsurance Tower 1’s 2024-2025 reinsurance program provides coverage up to $1.12 billion for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.66 billion. The reinsurance retention for Reinsurance Tower 1 is $14 million for each of the first and second event.

The Florida Hurricane Catastrophe Fund component of the program is estimated to cover 90% of $614.3 million in excess of $311.7 million retention. Premiums for this component of the program are approximately $49.4 million.

Premiums for the private reinsurance component of the program are approximately $161.4 million, assuming no losses occur during the period.

Effective June 1, 2022, Homeowners Choice entered into a multi-year private reinsurance agreement which included retrospective provisions that adjust premiums in the event losses are minimal or zero. This reinsurance agreement remains in place for the 2024-2025 reinsurance treaty year. Similar to previous years and in accordance with generally accepted accounting principles, we will recognize an asset in the period in which the absence of loss experience obligates the reinsurer to pay cash or other consideration under the contract. On the contrary, we will derecognize such asset in the period in which a loss experience arises. Such adjustments to the asset, which accrue throughout the contract term, will negatively impact our operating results if a catastrophic loss event occurs. In the event of a catastrophic event in the 2024-2025 reinsurance treaty year, the negative impact to operating results will include the derecognition of the asset accrued during the 2024-2025 reinsurance treaty year, as well as, the asset accrued during the 2022-2024 treaty years.

Tower 2 - Covering All TypTap Policies, Whether Florida or Outside of Florida, and Homeowners Choice Policies Outside of Florida

Reinsurance Tower 2’s 2024-2025 reinsurance program provides coverage up to $723.3 million for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The reinsurance program provides coverage up to $410.0 million for catastrophic losses from a single event outside of Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.11 billion. The reinsurance retention for Reinsurance Tower 2 is $9.0 million for each of the first and second event.

The Florida Hurricane Catastrophe Fund component of the program is estimated to cover 90% of $348.1 million in excess of $176.6 million retention. Premiums for this component of the program are approximately $28.0 million.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh, are approximately $117.7 million, assuming no losses occur during the period.

TypTap has entered into a single-year reinsurance agreement which includes retrospective provisions that adjust premiums in the event losses are minimal or zero. In accordance with generally accepted accounting principles, we will recognize an asset in the period in which the absence of loss experience obligates the reinsurer to pay cash or other consideration under the contract. On the contrary, we will derecognize such asset in the period in which a loss experience arises. Such adjustments to the asset, which accrue throughout the contract term, will negatively impact our operating results if a catastrophic loss event occurs.

Claddaugh

Where we think prudent, particularly where, in our view, premium rates are high relative to the risk, we selectively retain risk whereby Homeowners Choice and TypTap purchase reinsurance from Claddaugh, our Class 3A Bermuda reinsurer. Claddaugh participates across multiple reinsurance layers, geographies, and perils through its participation on Reinsurance Tower 2. For its participation on Reinsurance Tower 2, for the 2024-2025 treaty year, Claddaugh will collect approximately $22.8 million in premium, with these premiums included in the above summary, from TypTap and Homeowners Choice, assuming no losses occur during that period.

HCI Group, Inc.

In total, for Reinsurance Towers 1 and 2, HCI Group expects to incur net consolidated reinsurance premiums ceded to third parties, excluding Claddaugh, of approximately $333.6 million from June 1, 2024 through May 31, 2025, assuming no losses occur during that period. HCI is exploring additional risk transfer instruments in the future to further enhance its overall reinsurance protection for the 2024-2025 treaty year. Our reinsurance premiums are an estimate based on exposure projections and subject to true up at September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 30, 2024.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name: James Mark Harmsworth Title: Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.